Exhibit 99.1

TSS, INC. REPORTS SECOND QUARTER 2021 RESULTS

ROUND ROCK, TX – August 16, 2021 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its second quarter ended June 30, 2021.

Second Quarter Highlights (unaudited):

●

Second quarter 2021 revenue of $3.1 million compared with $6.5 million in the second quarter of 2020. Reseller revenues were $0.1 million in the second quarter of 2021 compared with $3.0 million in the second quarter of 2020.

●	Gross margin of 47% in the second quarter of 2021 compared with 12% in the second quarter of 2020.
●	Operating loss of $351,000 in the second quarter of 2021 compared to operating loss of $949,000 in the second quarter of 2020.
●	Net loss of $456,000 or $0.03 per share in the second quarter of 2021 compared to net loss of $1,042,000 or $0.06 per share in the second quarter of 2020.
●	Adjusted EBITDA loss of $106,000 in the second quarter of 2021 compared with Adjusted EBITDA loss of $724,000 in the second quarter of 2020.

“Our first half of the year was impacted by a lower level of reseller business and supply chain shortages that have occurred throughout the industry. We are seeing a significant improvement in pipeline and orders across all of our business streams for the back half of the year and anticipate a significant improvement in our operating results as we deliver a large degree of upside in the third and fourth quarters.” said Anthony Angelini, President and Chief Executive Officer of TSS. “Our current projections show us returning to profitability in the second half of the year. The momentum of our business is strong, and we believe that our positioning for growth over the next several quarters will catapult us significantly as we roll into 2022.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the second quarter 2021 financial results for Monday, August 16, 2021, at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 50207960#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until September 16, 2021. The audio replay can be accessed at the following url: https://onlinexperiences.com/Launch/QReg/ShowUUID=5D726598-A39E-4BAE-8486-D9563563A451&LangLocaleID=1033 . The passcode to access the digital playback is 50207960. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,273	$19,012
Contract and other receivables, net	540	915
Costs and estimated earnings in excess of billings on uncompleted contracts	1,544	806
Inventories, net	162	197
Prepaid expenses and other current assets	302	58
Total current assets	9,821	20,988
Property and equipment, net	486	662
Lease right-of-use asset	558	876
Goodwill	780	780
Intangible assets, net	172	217
Other assets	432	285
Total assets	$12,249	$23,808
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of lease liabilities	$591	$748
Accounts payable and accrued expenses	1,455	13,374
Deferred revenues	5,962	3,962
Total current liabilities	8,008	18,084
Long-term borrowings	1,979	2,234
Non-current portion of Lease liabilities, less current portion	18	208
Non-current portion of deferred revenues	54	99
Total liabilities	10,059	20,625
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at June 30, 2021 and December 31, 2020; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at June 30, 2021 and December 31, 2020: 19,544 and 19,055 shares issued at June 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	70,335	70,070
Treasury stock 1,228 and 1,097 shares at cost at June 30, 2021 and December 31, 2020, respectively	(1,977)	(1,874)
Accumulated deficit	(66,170)	(65,015)
Total stockholders' equity	2,190	3,183
Total liabilities and stockholders’ equity	$12,249	$23,808

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Results of Operations:
Revenue	$3,068	$6,454	$8,238	$17,051
Cost of revenue, excluding depreciation and amortization	1,616	5,687	5,481	14,683
Gross profit, excluding depreciation and amortization	1,452	767	2,757	2,368
Operating expenses:
Selling, general and administrative	1,667	1,584	3,442	3,343
Depreciation and amortization	136	132	273	251
Total operating costs	1,803	1,716	3,715	3,594
Loss from operations	(351)	(949)	(958)	(1,226)
Interest income (expense), net	(103)	(84)	(188)	(166)
Loss before income taxes	(454)	(1,033)	(1,146)	(1,392)
Income tax expense	2	9	9	18
Net loss	$(456)	$(1,042)	$(1,155)	$(1,410)

Basic and diluted net loss per Share:	$(0.03)	$(0.06)	$(0.06)	$(0.08)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net loss	$(456)	$(1,042)	$(1,155)	$(1,410)

Interest expense (income), net	103	84	188	166
Depreciation and amortization	136	132	273	251
Income tax expense	2	9	9	18
EBITDA profit (loss)	$(215)	$(817)	$(685)	$(975)
Stock based compensation	109	93	245	202
Adjusted EBITDA profit (loss)	$(106)	$(724)	$(439)	$(773)